Exhibit 99.7

CONSENT OF DIRECTOR

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named as a director in the Registration Statement on Form S-1 of the American Bar Association Members/State Street Collective Trust, and any amendments thereto.

/s/ Alan W. Robertson
Name: Alan W. Robertson Date: May 17, 2010